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                                                               REC'D NOV 10 2014

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

     This FIFTH AMENDMENT TO PARTICIPATION AGREEMENT (this "AMENDMENT") dated as of October 31, 2014 and effective as of November 17, 2014, is by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC. ("Vanguard"), VANGUARD MARKETING CORPORATION AND METLIFE INSURANCE COMPANY OF CONNECTICUT ("Company").

                                  WITNESSETH:

     WHEREAS, the parties have entered into a Participation Agreement dated as of July 1, 2003, as amended (the "Participation Agreement"), pursuant to which Vanguard has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products, which Accounts and Variable Insurance Products are registered under the 1933 Act and/or the 1940 Act; and

     WHEREAS, following the close of business on November 14, 2014 the Company will change its name to MetLife Insurance Company USA and will change its state of domicile from Connecticut to Delaware; and

     WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Defined Terms. Unless otherwise defined herein, capitalized terms in
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          this Amendment shall have the meanings assigned in the Participation
          Agreement.

     2.   Amendment of Participation Agreement. The Participation Agreement is
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          hereby amended as follows:

          (a) All references in the Participation Agreement to MetLife Insurance Company of Connecticut are replaced with MetLife Insurance Company USA, and the reference to Connecticut as the Company's state of domicile is replaced with Delaware as the Company's state of domicile;

          (b) Amendment to Article II. Section 2.1 of Article II of the Participation Agreement is deleted in its entirety and replaced with the following:

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               "2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable insurance laws; that is has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and in good standing to sell the Variable Insurance Products in all states (except New York) and in the District of Columbia."

          (c) Amendment to Article X. Article X of the Agreement is hereby amended by deleting the section labeled "If to the Company:" and replacing it with the following:

              "If to the Company:     MetLife
                                      One Financial Center, 20th Floor
                                      Boston, MA 02111
                                      Attn: Law Department"

     3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement shall continue in full force and effect.

     4.   Counterparts. This Amendment may be executed in two or more
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          counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first written above.

VANGUARD VARIABLE INSURANCE FUND

By: /s/ Heidi Stam
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Name: Heidi Stam
Title: Secretary

THE VANGUARD GROUP, INC.

By: /s/ Matthew R. Walker
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Name: Matthew R. Walker
Title: Principal

VANGUARD MARKETING CORPORATION

By: /s/ Heidi Stam
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Name: Heidi Stam
Title: Senior Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT

By: /s/ Karen A. Johnson
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Name: Karen A. Johnson
Title: Vice President

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